Exhibit 99.1
Nathaniel August
Mangrove Partners
10 East 53rd Street, 31st Floor
New York, NY 10022
March 14, 2011
The Board of Directors
CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, NH 03833
Dear Sirs:
We are pleased to present you with a fully-financed recapitalization proposal (the “Recapitalization”) for CPEX Pharmaceuticals, Inc. (“CPEX” or the “Company”) delivering value to shareholders we estimate at $34.73 per share. Specifically, our proposal takes the form of a fully backstopped rights issue to stockholders that results in each stockholder receiving a $28.00 per share special dividend and a tradable right, the proceeds of which will be used to recapitalize the Company, and allows stockholders to keep their stock in CPEX. The full details of the Recapitalization are presented in the enclosed term sheet.
We are confident in our ability to expeditiously complete confirmatory due diligence and definitive documentation, both of which will be necessary steps prior to completing the Recapitalization or entering into an underwriting agreement to backstop the rights issue. With all hands on deck, we believe that these diligence items could be complete in two weeks. We urge you to consider this letter as a friendly proposal to achieve maximum value for the Company’s stockholders. While any decision regarding management will be a matter for the Board of Directors, we have no current intention of opposing leaving current management in place. We have made the following calculations in order to estimate our value to shareholders in the Recapitalization:
10 East 53rd Street, 31st Floor, New York, NY 10022 | ph 646.450.0418| fax 646.652.5399| info@mangrovepartners.com

Value to				Value per Share after
Existing Shareholders		Value per Right		Recapitalization
Special Dividend	$28.00	Value per Share	$3.91	2012 Estimated Revenue	$29.8
Value per Right	2.82	Noteholder Warrants	4.3	General & Administrative	(4.5)

Value per Remaining Share	3.91	Total Warrant Value	$16.7	Depreciation & Amortization	(0.7)
Total Value	$34.73	Rights Issued	3.0	Estimated Interest Expense	(11.9)

		Value per Right of Warrants	$5.58	Taxes at 40%	(5.1)

		OID Value in Debt	5.71	Net Income	$7.6

		Total Value per Right	$11.30	Pro Forma Diluted Shares	9.7

		Pro Rata Participation	25%	Earnings per Share	$0.78

		Value per Right	$2.82	P/E Multiple	5.0	x

				Value per Share	$3.91
In light of the Company’s current merger agreement with FCB I, we believe that time is of the essence and request that the Board meet with Mangrove Partners as soon as possible to discuss the details of our proposal. I look forward to meeting all of you and to working together to maximize value for all shareholders.
Sincerely,
/s/ Nathaniel August
Nathaniel August
Enclosures:
Term Sheet
Acknowledgment Letters
10 East 53rd Street, 31st Floor, New York, NY 10022 | ph 646.450.0418| fax 646.652.5399| info@mangrovepartners.com

Proposed Funding Term Sheet
CPEX Dividend Recapitalization via Rights Issue for new Notes

Summary of Proposed Transaction	Dividend recapitalization of $28.00 per share to be funded by new notes, existing cash on CPEX Balance Sheet, and options proceeds

Amount of Notes	$85,256,000 (approximately)

New Debt Funding	Funding via tradable rights issue to existing shareholders to subscribe for new debt and shares

Funding Date	July 1, 2011 targeted

Rights issue backstop participants	Kingstown Capital $27,500,000
Nantahala Capital Management $15,000,000
Weiss Asset Management $10,000,000
Mangrove Partners $6,704,777
KVO Capital Management, LLC $5,000,000
Ana Capital Management $2,000,000
Western Standard LLC $2,000,000

Interest Rate on Notes	LIBOR + 14%

LIBOR Floor	1%

LIBOR Definition	90-Day LIBOR

Maturity	December 31, 2024

Interest Payments	Quarterly in arrears

Rights Description	1 right issued for each Share/Option/Restricted Share. 35 rights plus $800 can be exchanged for a 1 new note and 50 new 12-year warrants struck at $0.01 each and immediately exercisable. Warrants to be registered and rights to be freely tradable

Par Value of Notes	$1,000

Share consideration	Shares that do not participate in the tax-free exchange option will receive a $28.00 special dividend

Backstop Fees	4% cash fee plus 2,500,000 new European style 10-year warrants struck at $0.01 each and exercisable only at expiration. Warrants to be registered

Prepayment Penalty	None

Change of Control Put	None

Debt / legal service account	6-months of interest based on quarterly ending debt balance

Royalty Stream Placement	Royalty Stream to be placed into Special Purpose Vehicle (SPV) whereby 100% of SPV equity owned by CPEX

Security	Senior secured obligation of SPV and CPEX Pharmaceuticals including CPEX guaranty

Limitation on Indebtedness	No additional debt allowed at SPV. Basket for $2.5 million unsecured or pari passu debt at CPEX Corporate

Quarterly Cash Flow Sweep Mechanism	100% excess cash flow at SPV to repay debt. Cash flow shall be paid as follows:

1. First, revenue shall be added to the debt service reserve to create starting SPV cash balance

2. From starting SPV cash balance interest due to note holders shall be paid

3. From remaining cash after payment of interest, debt service reserve shall be replenished

4. From cash after debt service reserve replenishment, cash taxes for CPEX (the consolidated filer) shall be paid. Checks to be issued directly to U.S. Treasury and state(s), as appropriate

5. From remaining cash after payment of cash taxes, funds to reimburse prior quarter G&A at CPEX shall be released in an amount not to exceed $1.25 million per quarter

6. From remaining cash after reimbursement of G&A, prior quarter capex is reimbursed, not to exceed the available amount in the capex basket

7. All remaining cash after capex reimbursement to be applied to principal of then outstanding notes through a lottery system

SPV Change of Control	Automatic change of control with equity conveyance to trustee/lenders in event that SPV is unable to fully replenish debt service account or in event that CPEX files for bankruptcy

SPV Dissolution	SPV to be dissolved when all note principal repaid

Legal expenses for royalty	CPEX to pay all legal expenses as part of G&A. Responsibility for legal expenses to transfer to SPV in event SPV change of control occurs

Management Options and Restricted Shares	Rights to be issued to options and restricted shareholders. Restricted shares and options to receive special dividend net of options strike price. Cashless exercise allowed for pro rata participation in new securities

Board Representation	Board expanded to 8 members with 2 new shareholder representatives TBD by vote of note holders in consultation with existing Board

Public Reporting	CPEX shall include a full accounting of cash flow sweeps with quarterly financials

Capex basket	Starting capex basket of $250,000 to increase quarterly by the amount by which incurred capex is below $50,000 and to decline by the amount by which prior quarter capex exceeds $50,000

Related Party Transactions	CPEX to covenant not to engage in any related party transactions without the express approval of a majority of shares voted at a special or annual meeting of stockholders

Tax refunds	Any tax refunds received shall be paid into SPV and shall become part of quarterly starting cash balance in quarter tax refund received

Change of Control	A change of control shall not have taken place as a result of this transaction per preliminary legal review

Minimum backstop allowance	In the event that more than 25% of the rights are subscribed for, investor demand will be prorated such that the backstop parties purchase 75% of the new securities. Shares and rights not accepted due to proration will receive $28.00 in cash

Tax-free exchange option	To the extent allowable, an alternative will be given to shareholders to make a tax free exchange of rights plus shares for new notes, new shares, new warrants, and a pro rata share of excess cash (to be confirmed)
This is an indicative term sheet only. It is not a binding proposal or offer or agreement. No party shall have any obligation to proceed with a transaction unless and until definitive transaction documents have been agreed and signed by the parties.